                                                                    EXHIBIT 10.2

                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS FIRST AMENDMENT (the "Amendment") to the Stock Purchase Agreement (the "Agreement") executed on February 29, 1999, by and between Integrated Communication Networks, Inc., a Nevada Corporation, at the time of the Agreement known as Global Access Pagers, Inc., a Nevada Corporation ("GAPI" or "Buyer") and phoneXchange, Inc., a Delaware Corporation (the "Company"), is set forth pursuant to Section 11.8 of the Agreement. GAPI and the Company are collectively referred to as (the "Parties").

                       SUMMARY SUBJECT TO THIS AMENDMENT

     WHEREAS, in accordance with the Agreement, Buyer agreed to purchase 85.14% of the 10,100,882 outstanding shares of Company's Common Stock (see paragraphs 2 through 4 on page 1 of the Agreement;

     WHEREAS, the "Purchase Price" at ("Closing", January 29, 1999), for said shares of Company's common stock is $6,450,003, subject to adjustments as set forth within Section 2.2 of the Agreement; and that the Purchase Price shall be paid in shares of GAPI Common Stock, subject to the stipulations within Section 2.2(a) on page 8 of the Agreement;

     WHEREAS, the Parties agreed that GAPI would pay said Purchase Price in two unequal installments subject to the payment plan as set forth within Sections 2.2(a)(i) and (ii) and 2.2(b) of the Agreement.

     WHEREAS, the Parties agreed that the par value of said stock as of February 9, 1999 was $0.001, and that 8,172,439 shares were issued and outstanding:

                                   AMENDMENT

     NOW THEREFORE, the Parties agree to amend Section 2, entitled "Sale and Transfer of Shares; Closing and Section 4.5, entitled "Capitalization," as follows:

     Paragraphs 2.1 and 2.2(a) of the Basic Agreement are deleted and replaced as follows:

2.1 SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

2.2(a) PURCHASE PRICE. In one lump sum payment, purchase price for said Shares will be $6,450,003, payable in 921,429 GAPI shares of Common Stock equal to said purchase price.


                                  Page 1 of 3           First Amendment to Stock
                                                              Purchase Agreement
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2.2(b)  WARRANTS. The Directors and Officers shall cause the issuance of Common
        Stock Warrant Purchase Agreements to purchase 921,429 shares of the Company's Common Stock at a purchase price of $4.50 per share. The Warrants have a term of five (5) years.

2.2(c) At closing, the 921,429 shares of Common Stock and the Warrants to purchase Common Stock shall be issued to the following individuals up to the aggregate amount of shares indicated next to their names:

Name                    Stock        Warrants
----                    -----        --------
David J. Chadwick       487,500      487,500
James E. Rott           126,786      126,786
Paul E. Hyde            126,786      126,786
Gary L. Killoran        126,786      126,786
Mike W. DuBrock          10,714       10,714
Anna Marie Yates         10,714       10,714
John C. Gurthrie         10,714       10,714
Adrian A. Merril         10,714       10,714
Thomas Nelson            10,714       10,714
                        -------      -------
                        921,429      921,429


2.2     Closing is effective as of February 9, 1999.

4.5     Capitalization

        The words and figures "par value $0.001 per share, of which 8,172,439 shares are issued and outstanding," are stricken and amended to read, "par value $0.01 per share, of which 8,172,439 shares are issued and outstanding on a fully diluted basis."

                                   AGREEMENT

        Binding and Effect. The Parties agree that this Amendment to the basic Agreement is binding and enforceable pursuant to the laws of the State of California, and that any all terms and conditions of the Agreement affected by this Amendment shall remain in full force and effect, specifically Section
11.15 of the Agreement entitled "Counterparts."



                                  Page 2 of 3           First Amendment to Stock
                                                              Purchase Agreement
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IN WITNESS WHEREOF, the parties have executed and delivered this First
Amendment on May 24, 1999.

Buyer:

Integrated Communication Networks, Inc.
A Nevada Corporation


By: /s/ CHARLES MCGUIRK
   ------------------------------------
        Charles McGuirk, Director

Seller:

phoneXchange, Inc.
A Delaware Corporation


By: /s/ DAVID J. CHADWICK
   ------------------------------------
        David J. Chadwick
        President & CEO


                                  Page 3 of 3           First Amendment to Stock
                                                              Purchase Agreement